Exhibit 99.1

Contact:
David W. Froesel, Jr.
Executive Vice President,
Chief Financial Officer and Treasurer
(502) 627-7950

PHARMERICA REPORTS FOURTH QUARTER AND FULL YEAR 2015 RESULTS

Solid Sequential Improvement in Revenue, Gross Profit, Adjusted EBITDA and
Adjusted Diluted Earnings Per Share

Announces Full Year 2016 Guidance

LOUISVILLE, Kentucky (February 26, 2016) – PharMerica Corporation (NYSE: PMC), a diversified national provider of institutional and specialty pharmacy services, today reported its financial results for the fourth quarter and full year ended December 31, 2015.

	4Q’15 Results	Comparison to 4Q’14	Comparison to 3Q’15
Revenue	$520.6 million	Decrease of 0.6%	Increase of 4.4%
Adjusted EBITDA	$37.1 million	Decrease of 0.5%	Increase of 11.4%
Adjusted diluted earnings per share	$0.45	Decrease of 2.2%	Increase of 18.4%
Gross profit	$86.7 million	Decrease of 8.2%	Increase of 10.3%
Selling, general and administrative	$55.4 million	Improvement of 15.0%	Increase of 5.1%
Generic drug dispensing rate	86.3%	Increase of 140 basis points	Decrease of 20 basis points

Greg Weishar, PharMerica Corporation’s Chief Executive Officer, said, “PharMerica’s fourth quarter and 2015 results exceeded prior expectations.

“On a sequential quarterly basis we saw improvement across all key areas of the business.  Revenues increased 4.4%.  Prescriptions dispensed grew by 2.5%.  Gross profit increased 10.3%, or $8.1 million and gross profit margins improved 50 basis points.  Adjusted EBITDA margins improved 40 basis points and Adjusted EBITDA per prescription dispensed achieved another all-time record of $4.41 per prescription.  We continue to see lower bad debt expense as a result of ongoing efforts to optimize the Company’s client mix. Finally, adjusted diluted earnings per share saw sequential growth of $0.07 or 18.4%.

“During the fourth quarter we completed two institutional pharmacy acquisitions, one specialty home infusion acquisition and acquired a hospital pharmacy management business.  These acquisitions are consistent with the Company’s goal of adding at least $100 million in annualized revenues yearly through acquisitions, which we achieved once again in 2015.

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PMC Reports Results for the Fourth Quarter and Year Ended 2015

February 26, 2016

“Lastly, I am happy to report that we have achieved $400 million in specialty pharmacy revenues which is one year ahead of the target we set in early 2014.

“Looking ahead to 2016, we expect diversified revenues to grow year-over-year in the range of 25% to 30%, and we expect non-core businesses to make a solid contribution to EBITDA.  However, we anticipate headwinds with respect to the core, institutional pharmacy business.  Margin pressures resulting from recently completed Part D negotiations, reimbursement pressures in the post-acute segment, and the implementation of AMP in the second quarter of this year coupled with timing differences in bed losses and gains are leading to relatively flat Adjusted EBITDA in 2016 as compared to 2015. We will look to acquisitions to offset the impact of these headwinds and are once again targeting at least $100 million in annualized pharmacy revenues.

Mr. Weishar concluded, “We continue to focus on organic initiatives and prudent acquisitions aimed at increasing market share and breadth. Given the Company’s strong institutional market presence and a growing presence in closely related specialty pharmacy sectors, PharMerica will build upon a track record of growth and success.”

Full Year 2016 Financial Guidance

PharMerica also announces its full year 2016 guidance metrics.  For the full year 2016, PharMerica expects:

•	Revenue in the range of $2.125 billion to $2.150 billion;
•	Adjusted diluted earnings per share in the range of $1.95 to $2.05; and
•	Adjusted EBITDA in the range of $130.3 million to $135.3 million.

The Company notes that its 2016 guidance does not include the effect of any future 2016 acquisitions.

Fourth Quarter 2015 Results

The results for the fourth quarter 2015 are set forth below:

➢	Key Comparisons of Fourth Quarters Ended December 31, 2015 and 2014:

•	Revenues for the fourth quarter of 2015 were $520.6 million compared with $523.5 million for the fourth quarter of 2014. The decrease in revenues was driven by a decline of 1.1 million in prescriptions dispensed offset by significant growth in the Company’s specialty pharmacy businesses.

•	Gross profit for the fourth quarter of 2015 was $86.7 million compared with $94.4 million in the fourth quarter of 2014. The decrease in gross profit was driven by the decrease in prescriptions dispensed mentioned above partially offset by an increase in gross profit from the Company’s specialty pharmacy businesses.

•	Selling, general and administrative expenses were $55.4 million, or 10.6% of revenues, for the three months ended December 31, 2015, compared to $65.2 million, or 12.5% of revenues, for the three months ended December 31, 2014. The decrease of $9.8 million was due to cost improvements and a reduction in bad debt expense as the Company improved its client mix.

•	Adjusted EBITDA for the fourth quarter of 2015 was $37.1 million compared with $37.3 million in the fourth quarter of 2014, a decrease of 0.5%.

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PMC Reports Results for the Fourth Quarter and Year Ended 2015

February 26, 2016

•	Net income for the fourth quarter of 2015 was $20.2 million, or $0.66 diluted earnings per share, compared to net income of $3.2 million, or $0.10 diluted earnings per share, for the same period in 2014. Adjusted diluted earnings per share was $0.45 in the fourth quarter of 2015 compared to $0.46 in the fourth quarter of 2014.

•	Cash flows used in operating activities for the fourth quarter of 2015 were $41.1 million compared with cash flows provided by operating activities for the fourth quarter of 2014 of $50.8 million.

➢	Key Comparisons of the Years Ended December 31, 2015 and 2014:

	2015 Results	Comparison to 2014
Revenue	$2,028.5 million	Increase of 7.1%
Adjusted EBITDA	$141.0 million	Increase of 8.0%
Adjusted diluted earnings per share	$1.69	Even
Gross profit	$335.1 million	Decrease of 1.2%
Selling, general and administrative	$222.5 million	Improvement of 5.8%
Generic drug dispensing rate	86.0%	Increase of 110 basis points

•	Revenues for the year ended December 31, 2015, were $2,028.5 million compared with $1,894.5 million for the year ended December 31, 2014. The increase was driven by recent acquisitions, growth in the Company’s specialty pharmacy businesses and branded drug inflation.

•	Gross profit for the year ended December 31, 2015, was $335.1 million compared with $339.3 million for the year ended December 31, 2014. The decrease in gross profit was driven by higher drug costs under the Company’s prime vendor agreement with Cardinal Health and volume decreases in the long-term care pharmacy business.

•	Selling, general and administrative expenses were $222.5 million, or 11.0% of revenues, for the year ended December 31, 2015, compared to $236.3 million, or 12.5% of revenues, for the year ended December 31, 2014. The decrease of $13.8 million is due to cost improvements and a reduction in bad debt expense as the Company improved its client mix.

•	Adjusted EBITDA for the year ended December 31, 2015, was $141.0 million compared with $130.6 million for the year ended December 31, 2014, an increase of 8.0%.

•	Net income for the year ended December 31, 2015, was $35.1 million, or $1.14 diluted earnings per share, compared to net income of $6.8 million, or $0.22 diluted earnings per share, for the same period in 2014. Net income for the years ended December 31, 2015 and 2014 was adversely impacted by $13.3 million and $37.3 million of pre-tax charges for settlement and litigation matters, respectively. Adjusted diluted earnings per share was $1.69 for both years ended December 31, 2015 and 2014.

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PMC Reports Results for the Fourth Quarter and Year Ended 2015

February 26, 2016

•	Cash provided by operating activities aggregated $18.5 million for the year ended December 31, 2015 compared to $48.4 million for the year ended December 31, 2014. The $29.9 million decrease in cash provided by operating activities is due to legal settlement payments of $23.4 million that were made in 2015, a slight increase in trade accounts receivable and an increase in income tax receivables. Additionally, the prime vendor payment to Cardinal Health is payable every Friday. The payment due on New Year’s Day, Friday, January 1, 2016, of $21.0 million was accelerated to Thursday, December 31, 2015, in accordance with the terms of the contract. These decreases were partially offset by $48.8 million in AmerisourceBergen drug purchase payments withheld in the first quarter of 2015 and an increase in net income for the year ended December 31, 2015.

Conference Call

Management will hold an online webcast of its fourth quarter and year ended December 31, 2015 earnings conference call on Friday, February 26, 2016 at 10:00 a.m. Eastern Time. A 30-day online replay will be available at 2:00 p.m. ET following the conclusion of the live broadcast. A link to these events can be found under the Investor Relations section of the Company’s website, www.pharmerica.com.

About PharMerica

PharMerica Corporation is a leading provider of pharmacy services.  PharMerica serves the long-term care, hospital pharmacy management services, specialty home infusion and oncology pharmacy markets.
As of the date of this release, PharMerica operates 94 institutional pharmacies, 17 specialty home infusion pharmacies and 5 specialty oncology pharmacies in 45 states. PharMerica’s customers are institutional healthcare providers, such as skilled nursing facilities, assisted living facilities, hospitals, individuals receiving in-home care and patients with cancer.

Forward-looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect the Company’s current estimates, expectations and projections about its future results, performance, prospects and opportunities. Forward-looking statements include, among other matters, the information concerning the Company’s “guidance” and possible future results of operations and future potential acquisitions, the Company’s expectation about the growth of diversified revenues and the contribution of non-core businesses to the Company’s EBITDA, the Company’s expectations about the headwinds with respect to the core institutional pharmacy business, the strength of the Company’s financial and operational performance during 2016 and beyond, the expected revenues from the specialty infusion and oncology businesses, the Company’s ability to identify and consummate future acquisitions, the Company’s acquisition goal of $100 million in annualized revenues, the Company’s focus on competing aggressively for market share, the Company’s expectation that the generic drugs dispensing rate will continue to increase in 2016, the Company’s ability to deliver outstanding value to its shareholders, clients and patients, the Company’s continued pursuit of its strategic and operational initiatives including those focused on client retention, driving organic growth, diversifying the revenue base, disciplined acquisitions, building scale and operating margins, the Company’s expectation to deliver improved financial results in 2016 and beyond and the Company’s ability to achieve organic growth and topline revenue growth. Forward-looking statements include statements that are not historical facts and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “plan,” “may,” “should,” “will,” “would,” “project” and similar expressions.

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PMC Reports Results for the Fourth Quarter and Year Ended 2015

February 26, 2016

These forward-looking statements are based upon information currently available to us and are subject to a number of risks, uncertainties and other factors that could cause the Company’s actual results, performance, prospects or opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. Important factors that could cause the Company’s actual results to differ materially from the results referred to in the forward-looking statements we make in this press release include our ability to consummate our strategic and operational initiatives, our ability to identify and consummate future acquisitions, the adequacy of our litigation-related reserves, and our ability to collect the receivables due from AmerisourceBergen Drug Corporation under the terms of our prime vendor agreement, and those included in the Risk Factors section set forth in the Company’s Annual Report on Form 10-K filed with the SEC and in other reports, including Quarterly Reports on Form 10-Q filed with the SEC by the Company.

You are cautioned not to place undue reliance on any forward-looking statements, all of which speak only as of the date of this press release. Except as required by law, we undertake no obligation to publicly update or release any revisions to these forward-looking statements to reflect any events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events. All subsequent written and oral forward-looking statements attributable to us or any person acting on the Company’s behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this press release and in the Risk Factors section set forth in the Company’s Annual Report on Form 10-K filed with the SEC and in other reports filed with the SEC by the Company.

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PMC Reports Results for the Fourth Quarter and Year Ended 2015

February 26, 2016

PHARMERICA CORPORATION
CONSOLIDATED INCOME STATEMENTS
(In millions, except share and per share amounts)

	Three Months Ended December 31,				Year Ended
	2014		2015		2014		2015
	Amount	% of Revenues	Amount	% of Revenues	Amount	% of Revenues	Amount	% of Revenues
Revenues	$523.5	100.0%	$520.6	100.0%	$1,894.5	100.0%	$2,028.5	100.0%

Cost of goods sold	429.1	82.0	433.9	83.3	1,555.2	82.1	1,693.4	83.5

Gross profit	94.4	18.0	86.7	16.7	339.3	17.9	335.1	16.5

Selling, general and administrative expenses	65.2	12.5	55.4	10.6	236.3	12.5	222.5	11.0

Amortization expense	6.5	1.2	8.0	1.5	20.1	1.0	28.6	1.4

Merger, acquisition, integration costs and other charges	3.3	0.6	6.1	1.2	13.6	0.7	21.3	1.0

Settlement, litigation and other related charges	8.4	1.6	2.0	0.4	37.3	2.0	13.3	0.7

Restructuring and impairment charges	0.1	-	0.2	-	3.3	0.2	0.5	-

Hurricane Sandy disaster recoveries	(1.8)	(0.3)	(5.0)	(1.0)	(1.7)	(0.1)	(4.9)	(0.2)

Operating income	12.7	2.4	20.0	3.9	30.4	1.6	53.8	2.6

Interest expense, net	3.0	0.6	1.2	0.3	9.9	0.5	6.6	0.3

Loss on extinguishment of debt	-	-	-	-	4.3	0.2	-	-

Income before income taxes	9.7	1.8	18.8	3.6	16.2	0.9	47.2	2.3

Provision (benefit) for income taxes	6.5	1.2	(1.4)	(0.3)	9.4	0.5	12.1	0.6

Net income	$3.2	0.6%	$20.2	3.9%	$6.8	0.4%	$35.1	1.7%

	Three Months Ended December 31,		Year Ended December 31,
	2014	2015	2014	2015
Earnings per common share:
Basic	$0.11	$0.66	$0.23	$1.16
Diluted	$0.10	$0.66	$0.22	$1.14

Shares used in computing earnings per common share:
Basic	30,097,829	30,447,228	29,983,428	30,363,588
Diluted	30,721,947	31,009,368	30,649,131	30,767,366

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PMC Reports Results for the Fourth Quarter and Year Ended 2015

February 26, 2016

PHARMERICA CORPORATION
CONSOLIDATED BALANCE SHEETS
(In millions, except share and per share amounts)

	(As Adjusted) Dec. 31, 2014	Dec. 31, 2015

ASSETS
Current assets:
Cash and cash equivalents	$33.3	$23.1
Accounts receivable, net	195.4	200.5
Inventory	135.5	155.2
Deferred tax assets, net	42.8	41.8
Income taxes receivable	-	10.5
Prepaids and other assets	90.3	52.4
	497.3	483.5

Equipment and leasehold improvements	196.4	218.5
Accumulated depreciation	(125.0)	(144.0)
	71.4	74.5

Goodwill	323.6	371.0
Intangible assets, net	177.6	190.2
Other	4.1	34.5
	$1,074.0	$1,153.7
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$96.0	$71.7
Salaries, wages and other compensation	35.1	30.6
Current portion of long-term debt	6.3	11.6
Income taxes payable	2.3	-
Other accrued liabilities	38.5	27.5
	178.2	141.4

Long-term debt	344.4	415.7
Other long-term liabilities	57.6	56.5
Deferred tax liabilities	15.7	20.7
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.01 par value per share; 1,000,000 shares authorized and no shares issued, December 31, 2014 and 2015	-	-
Common stock, $0.01 par value per share; 175,000,000 shares authorized; 32,725,786 and 33,237,732 shares issued as of December 31, 2014 and 2015, respectively	0.3	0.3
Capital in excess of par value	394.1	404.6
Retained earnings	117.0	152.1
Treasury stock at cost, 2,617,305 and 2,776,875 shares at December 31, 2014 and 2015, respectively	(33.3)	(37.6)
	478.1	519.4
	$1,074.0	$1,153.7

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PMC Reports Results for the Fourth Quarter and Year Ended 2015

February 26, 2016

PHARMERICA CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2015	2014	2015
Cash flows provided by (used in) operating activities:
Net income	$3.2	$20.2	$6.8	$35.1
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation	5.8	5.9	20.3	23.1
Amortization	6.5	8.0	20.1	28.6
Merger, acquisition, integration costs and other charges	-	-	2.5	-
Hurricane Sandy disaster costs (recoveries)	(1.8)	-	(1.8)	-
Stock-based compensation and deferred compensation	2.3	2.4	8.0	7.8
Amortization of deferred financing fees	0.1	0.2	1.9	0.6
Deferred income taxes	1.0	(0.6)	(2.3)	4.0
Gain (loss) on disposition of equipment	0.1	(0.1)	-	-
Gain on acquisition/disposition	-	(0.4)	(0.2)	(0.4)
Loss on extinguishment of debt	-	-	4.3	-
Other	0.3	(0.1)	0.4	-
Change in operating assets and liabilities:
Accounts receivable, net	18.7	(3.6)	29.1	(2.4)
Inventory	(2.5)	(34.0)	(18.8)	(15.9)
Prepaids and other assets	(23.0)	(8.1)	(49.2)	4.2
Accounts payable	20.0	(12.1)	(2.9)	(24.0)
Salaries, wages and other compensation	(2.2)	(3.8)	(4.9)	(4.7)
Other accrued and long-term liabilities	14.7	(14.2)	31.3	(24.4)
Change in income taxes payable (receivable)	7.6	(0.7)	7.2	(10.7)
Excess tax benefit from stock-based compensation	-	(0.1)	(3.4)	(2.4)
Net cash provided by (used in) operating activities	50.8	(41.1)	48.4	18.5

Cash flows provided by (used in) investing activities:
Purchase of equipment and leasehold improvements	(6.6)	(6.3)	(25.6)	(23.9)
Hurricane Sandy insurance recovery	-	3.3	-	3.3
Acquisitions, net of cash acquired	(8.9)	(62.7)	(133.7)	(83.6)
Cash proceeds from sale of assets	-	(0.1)	0.1	0.1
Cash proceeds from dispositions	1.8	-	2.2	-
Net cash used in investing activities	(13.7)	(65.8)	(157.0)	(104.1)

Cash flows provided by (used in) financing activities:
Repayments of long-term debt	-	(2.8)	(231.3)	(5.6)
Proceeds from long-term debt	-	-	225.0	-
Net activity of long-term revolving credit facility	(10.9)	92.0	125.0	82.0
Payment of debt issuance costs	-	-	(2.7)	-
Net activity of capital lease obligations	-	0.6	-	0.1
Issuance of common stock	-	0.1	3.4	0.8
Treasury stock at cost	-	-	(5.1)	(4.3)
Excess tax benefit from stock-based compensation	-	0.1	3.4	2.4
Net cash (used in) provided by financing activities	(10.9)	90.0	117.7	75.4

Change in cash and cash equivalents	26.2	(16.9)	9.1	(10.2)
Cash and cash equivalents at beginning of period	7.1	40.0	24.2	33.3

Cash and cash equivalents at end of period	$33.3	$23.1	$33.3	$23.1

Supplemental information:
Cash paid for interest	$2.2	$2.3	$7.8	$8.5
Cash paid for taxes	$(0.4)	$-	$5.3	$19.4

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PMC Reports Results for the Fourth Quarter and Year Ended 2015

February 26, 2016

PHARMERICA CORPORATION
SUPPLEMENTAL INFORMATION

	Three Months Ended December 31,		Year Ended December 31,
	2014	2015	2014	2015
Pharmacy data:
Prescriptions dispensed (in thousands)	9,491	8,411	35,003	34,124
Revenue per prescription dispensed	$55.16	$61.60	$54.12	$59.37
Gross profit per prescription dispensed	$9.95	$10.01	$9.69	$9.75

RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA

(In millions)	Three Months Ended December 31,		Year Ended December 31,
	2014	2015	2014	2015
Net income	$3.2	$20.2	$6.8	$35.1
Add:
Interest expense, net	3.0	1.2	9.9	6.6
Merger, acquisition, integration costs and other charges	3.3	6.1	12.9	21.3
Settlement, litigation and other related charges	8.4	2.0	37.3	13.3
California Medicaid recoupment (reversal)	-	(2.5)	-	(2.5)
Restructuring and impairment charges	0.1	0.2	3.3	0.5
Loss on extinguishment of debt	-	-	4.3	-
Hurricane Sandy disaster recoveries	(1.8)	(5.0)	(1.7)	(4.9)
Stock-based compensation and deferred compensation	2.3	2.4	8.0	7.8
Provision for income taxes	6.5	(1.4)	9.4	12.1
Depreciation and amortization expense	12.3	13.9	40.4	51.7
Adjusted EBITDA	$37.3	$37.1	$130.6	$141.0
Adjusted EBITDA margin	7.1%	7.1%	6.9%	7.0%

RECONCILIATION OF DILUTED EARNINGS PER SHARE
TO ADJUSTED DILUTED EARNINGS PER SHARE

(In whole numbers)	Three Months Ended December 31,		Year Ended December 31,
	2014	2015	2014	2015

Diluted earnings per share	$0.10	$0.66	$0.22	$1.14
Add:
Diluted earnings per share impact of:
Merger, acquisition, integration costs and other charges	0.08	0.11	0.27	0.43
Settlement, litigation and other related charges	0.11	0.05	0.77	0.27
California Medicaid recoupment (reversal)	-	(0.05)	-	(0.05)
Loss on extinguishment of debt	-	-	0.09	-
Restructuring and impairment charges	-	-	0.07	0.01
Hurricane Sandy disaster recoveries	(0.04)	(0.10)	(0.04)	(0.10)
Stock-based compensation and deferred compensation	0.05	0.04	0.17	0.16
Impact of discrete items and non-recurring charges on tax provision	0.16	(0.26)	0.14	(0.17)
Adjusted diluted earnings per share	$0.46	$0.45	$1.69	$1.69

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PMC Reports Results for the Fourth Quarter and Year Ended 2015

February 26, 2016

PHARMERICA CORPORATION
SUPPLEMENTAL INFORMATION (Continued)

RECONCILIATION OF ADJUSTED EBITDA
TO NET CASH FLOWS PROVIDED BY OPERATING ACTIVITIES

(In millions)	Three Months Ended December 31,		Year Ended December 31,
	2014	2015	2014	2015
Adjusted EBITDA	$37.3	$37.1	$130.6	$141.0
Interest expense, net	(3.0)	(1.2)	(9.9)	(6.6)
Merger, acquisition, integration costs and other charges	(11.8)	(0.8)	(52.8)	(27.7)
Provision for bad debt	6.6	(1.6)	23.2	7.9
Amortization of deferred financing fees	0.1	0.2	1.9	0.6
Loss (gain) on disposition of equipment	-	(0.1)	-	-
Gain on acquisition	-	(0.4)	(0.2)	(0.4)
Provision for income taxes	(6.5)	1.4	(9.4)	(12.1)
Deferred income taxes	1.0	(0.6)	(2.3)	4.0
Changes in federal and state income tax payable	7.6	(0.7)	7.2	(10.7)
Excess tax benefit from stock-based compensation	-	(0.1)	(3.4)	(2.4)
Changes in assets and liabilities	19.1	(74.2)	(36.9)	(75.1)
Other	0.4	(0.1)	0.4	-
Net cash flows provided by (used in) operating activities	$50.8	$(41.1)	$48.4	$18.5

Use of Non-GAAP Measures

PharMerica calculates Adjusted EBITDA as provided in the reconciliation above and calculates Adjusted EBITDA Margin by taking Adjusted EBITDA and dividing it by revenues. PharMerica calculates and uses Adjusted EBITDA as a performance measure.  The measurement is used in concert with net income and cash flows from operations, which measure actual cash generated in the period.  In addition, PharMerica believes that Adjusted EBITDA and Adjusted EBITDA Margin are supplemental measurement tools used by analysts and investors to help evaluate overall operating performance and the ability to incur and service debt and make capital expenditures.  In addition, Adjusted EBITDA, as defined in the Credit Agreement, is used in conjunction with the Corporation’s debt leverage ratio and this calculation sets the applicable margin for the quarterly interest charge.  Adjusted EBITDA, as defined in the Credit Agreement, is not the same calculation as these unaudited reconciliation tables.  Adjusted EBITDA does not represent funds available for PharMerica’s discretionary use and is not intended to represent or to be used as a substitute for net income or cash flows from operations data as measured under U.S. generally accepted accounting principles (“GAAP”).  The items excluded from Adjusted EBITDA but included in the calculation of PharMerica’s reported net income and cash flows from operations are significant components of the accompanying consolidated income statements and cash flows and must be considered in performing a comprehensive assessment of overall financial performance.  PharMerica’s calculation of Adjusted EBITDA may not be consistent with calculations of EBITDA used by other companies.

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PMC Reports Results for the Fourth Quarter and Year Ended 2015

February 26, 2016

PharMerica calculates and uses adjusted diluted earnings per share, exclusive of the impact of merger, acquisition, integration costs and other charges, settlement, litigation and other related charges, restructuring and impairment charges, loss on extinguishment of debt, Hurricane Sandy disaster recoveries, California Medicaid recoupment (reversal), stock-based and deferred compensation, and the impact of discrete items and non-recurring charges on the tax provision as an indicator of its core operating results.  The measurement is used in concert with net income and diluted earnings per share, which measure actual earnings per share generated in the period.  PharMerica believe the exclusion of these charges in expressing adjusted diluted earnings per share provides management with a useful measure to assess period to period comparability and is useful to investors in evaluating PharMerica’s operating results from period to period.  Adjusted diluted earnings per share, exclusive of the impact of merger, acquisition, integration costs and other charges, settlement, litigation and other related charges, restructuring and impairment charges, loss on extinguishment of debt, Hurricane Sandy disaster recoveries, California Medicaid recoupment (reversal), stock-based and deferred compensation, and the impact of discrete items and non-recurring charges on the tax provision do not represent the amount that effectively accrues directly to stockholders (i.e., such costs are a reduction in earnings and stockholders’ equity) and is not intended to represent or to be used as a substitute for diluted earnings per share as measured under GAAP.  The impact of merger, acquisition, integration costs and other charges, settlement, litigation and other related charges, restructuring and impairment charges, Hurricane Sandy disaster costs, loss on debt extinguishment, stock-based and deferred compensation and the impact of discrete items on the tax provision excluded from the diluted earnings per share are significant components of the accompanying consolidated income statements and must be considered in performing a comprehensive assessment of overall financial performance.

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